UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2010

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 5, 2010, the United States District Court for the Northern District of California (the “Court”) issued an order (the “Preliminary Order”) granting preliminary approval of the settlement of the consolidated stockholder derivative litigation captioned In re VeriSign, Inc. Derivative Litigation, Master File No. 4:06-cv-04165-PJH (the “Litigation”).

Pursuant to the Stipulation and Agreement of Settlement of Litigation (“Stipulation”), attached hereto as Exhibit 99.1, the Company, the plaintiffs, and certain of the Company’s former and current officers and directors have entered into a settlement of the Litigation. The settlement is subject to final approval by the Court, which has scheduled a hearing on June 2, 2010.

Under the terms and conditions of the Stipulation, the Company will make certain corporate governance changes and the Company will pay an agreed amount of $750,000 to plaintiffs’ counsel for attorneys’ fees and expenses, all subject to final Court approval. Upon final approval of the Stipulation, the settling defendants will be dismissed with prejudice from the Litigation. Plaintiffs in the cases captioned Port Authority of Allegheny County v. Bidzos, et al., Case No. 1:06-CV-069192, and In re VeriSign, Inc. Options Litigation, Case No. 1-07-CV-085890, both pending in the Superior Court of the State of California, Santa Clara County, have agreed that upon final approval of the settlement and dismissal of the Litigation, these parallel state court proceedings will be dismissed with prejudice. The foregoing summary of the Stipulation is qualified in its entirety by the full text of the Stipulation and its accompanying exhibits. The Notice of Proposed Derivative Settlement that will be sent to all stockholders is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Stipulation and Agreement of Settlement of Litigation.

99.2	Notice of Proposed Derivative Settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: March 9, 2010	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Stipulation and Agreement of Settlement of Litigation.

Exhibit 99.2	Notice of Proposed Derivative Settlement.

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